FOR IMMEDIATE RELEASE

April 28, 2016

PCSV Releases Update on Drone business unit

PCSV discusses pilot program, contract production, and Riot release date.

Boise, Idaho, April 28th— PCS Edventures!.com, Inc., (PCSV) a leading provider of K-12 Science and Engineering (STEM) programs and leader in the design and manufacturing of precision technology for drone racing and robotics today announced updates on the status of Thrust-UAV, a business unit acquired in February that focuses on the design, development, and manufacturing of-high performance, first person view (FPV) racing drones.

“A number of our shareholders have been asking for updates on progress so we thought it was timely to release a progress report,” said Robert Grover, Executive Vice President for PCS Edventures! “It has been just over two months since we announced the acquisition of Thrust-UAV, and over the past 70 days the company has established a facility for R&D and assembly, announced contract work for $825K, and a $48K pilot program on wireless video applications in industry. Investors who have inquired about the company borrowing funds over the past 70 days need to be aware that orders and contracts of this nature require fulfilment prior to collection of funds – and fulfillment requires R&D, inventory, and operations infrastructure. All of these items are coming together rapidly, and the following is a status update on the three recently announced initiatives from our Thrust-UAV business unit.”

The Riot 250R FPV Race Drone

The Riot 250R – our flagship FPV racing drone is scheduled for an official product launch in Covington, Virginia, on May 20th that will take place at the FPV Flying Circus, one of the largest FPV events on the East coast this year. The Riot, well known for its racing performance in hobby circles, is the primary product focus for Thrust UAV in its core business focus of FPV racing technology.

In order to take the Riot from a labor intensive, hand-built product, to a fully manufactured solution, the Thrust UAV business unit needed to establish the necessary infrastructure for ramping which included a warehouse and assembly location, assembly line equipment, software for design and support, marketing and design consulting, and additional staff including electrical engineering, administrative and support personnel. All of these systems and people are in place and working hard to bring the Riot 250R to fruition. For example, the engineering process for the 250R involves consolidating much of the electronics used in an FPV racer into one consolidated circuit board. This requires electrical engineering design, prototyping, testing, and refinement until a final product is produced. We are in the final stage of the prototyping and testing for the 250R and plan on having the first product run available for distributors, resellers, reviewers, and others by the May 20th product launch.

Wireless Video Technology Pilot

On March 9th we announced a purchase order for $48,156 which initiated a pilot program for the design, development, deployment, and testing of a specialized wireless video application for a non-drone related industrial use. The R&D invested in this program has been intensive with our engineering team conducting extreme range testing under extreme environmental conditions to perfect the solution. The pilot program has gone very well with an initial testing implementation taking place on March 30th with the client. Based on this field testing and hands-on environmental test the system has been undergoing a final set of refinements and is scheduled for deployment within a few days. The company is very excited about this product as it has far-ranging implications for a large industry and it solves a commonplace problem seen at work-sites around the world. Upon the completion of the pilot and initial implementation the product will be publicly announced and made available for other customers and applications. The company looks forward to releasing details about this exciting technology solution.

Contract Product Development

On February 23rd 2016 we announced an $825K contract with Drones ETC, a Salt Lake City drone distribution company. The 12-month contract was executed on February 22nd and involves the R&D and production of hardware as well as the creation of a supporting IOS/Android app with widespread application to the drone market. The contract commits to the purchase of a minimum quantity over the 12-month contract for $825,000. If volume projections are higher than anticipated by the client, this number could increase. Sales for the product are expected to continue after the 12-month period with additional purchases by the client.

As of today, this project is nearing the completion of the product R&D phase with the electronics design and software now out of the design phase and into the prototyping and testing phase. Packaging is complete, client relations are positive, and indications are that the initial volume projections will indeed be higher than we originally reported. The $825K minimum order was just the minimum, obviously there is no maximum. Upon the official release of this product we will update investors on the status of the contract and an updated forecast on revenues for the product.

Joe Egusquiza, Business Manager for the Thrust UAV group within PCS Edventures, reported “I am beyond impressed with our Thrust UAV technical team and the financial, administrative, and strategic support we have received from the rest of the PCSV family in the past two months. If someone would have asked me - is it possible to set up a manufacturing facility, recruit people, implement multiple new systems, support some very diverse clients, as well as do the complete engineering design process for three very different products in such a short span of time, I would have said no. But the reality is, we are getting it done. I’m looking forward to the formal announcement of all three of these initiatives coming to life and getting to market.”

Page | 2

EJ Duarte, Director of R&D for Thrust UAV and the original founder of the business said, “I would have to agree with Joe that the impossible is getting done here and it’s because of the quality of the team we’ve assembled. The entire engineering team is working together beautifully with precision and efficiency and we look forward to seeing these amazing products hit the market in the coming days. Thanks to all of our investors out there who have believed in us, and hang on, we are just getting started!”

Todd Hackett, PCS CEO, said “I want to thank everyone in the company for the work that has been done in the past few months to get this new business group running as quickly as it has. Further, regarding financing, over the past 70 days investors have noted that I have continued to loan the company money. This is short-term bridge funding I am willing to provide based on the opportunity presented by these projects. My intent is not to dilute the company stock further with any of these recent short term loans, rather to provide the critical funding needed while we wait for the revenues associated with these projects to begin flowing. That appears to be in the near future, at which time we will arrange for my repayment in a manner that will not disrupt the growth of the company.”

About Thrust UAV

Thrust-UAV is a Boise-based business unit owned and operated by PCS Edventures! focusing on creating innovative, cutting-edge technology solutions for the exploding FPV drone racing market. Thrust-UAV monetizes these innovative technology solutions through the production of racing drones and precision, high-performance electronic modules applicable to many industries.

About PCS Edventures!

PCS Edventures!.com, Inc. (OTCQB: PCSV) is a Boise, Idaho company that designs and delivers technology-rich products and services for the K-12 market that develop 21st century skills. PCS programs emphasize experiential learning in Science, Technology, Engineering, Arts, and Math (STEAM) and have been deployed at over 7,000 sites in all 50 United States and 17 foreign countries. Additional information on our STEAM products is available at http://www.edventures.com.

 _ _

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934, actual results could differ materially from such statements.

Contact

Investor Contact: Robert Grover 1.800.429.3110, robert@edventures.com

Investor Relations Web Site: pcsv.global

# # #

Page | 3